LivePerson Announces First Quarter 2024 Financial Results

- Total Revenue of $85.1M, above the high-end of our guidance range --

-- Adjusted EBITDA above the midpoint of our guidance range --

NEW YORK, May 8, 2024 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), the enterprise leader in digital customer conversations, today announced financial results for the first quarter ended March 31, 2024.

First Quarter Highlights

Total revenue was $85.1 million for the first quarter of 2024, a decrease of 20.9%, as compared to the same period last year driven by customer churn and the exit of non-core business lines.

LivePerson signed 40 deals in total for the first quarter, consisting of 12 new and 28 existing customers. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 11.6% in the first quarter to $625,000, up from approximately $560,000 in the comparable prior-year period. ARPC is calculated using only B2B Core recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“In the first quarter of our new strategy, we delivered on our guidance and meaningfully progressed on our key focused areas of transformation. We significantly improved our go-to-market leadership, operations, and capabilities, enhanced our product’s integration and orchestration advantages and progressed in our efforts towards deleveraging our capital structure,” said CEO John Sabino. “As I have said before, it will take time to see the financial results of these operational improvements, but our swift execution thus far makes me even more confident in our ability to transform as a company.”

“The first quarter demonstrated our ability to swiftly execute on our strategic and financial priorities,” said CFO and COO John Collins. “With a rightsized cost structure, standardized and repeatable go-to-market operations, and an improved capital structure on the horizon, we believe we have established a solid foundation for our return to profitable growth.”

Customer Expansion

During the first quarter, the Company signed 40 total deals for the quarter, including 28 expansion & renewals and 12 new logo deals. New logo deals included:
•A multinational digital entertainment company; and
•A global distributor of electrical products and services.
The Company also expanded/renewed business with:
•A large bank based in Australia; and
•A global fast casual restaurant company.

Net Loss and Adjusted Operating Loss

Net loss for the first quarter of 2024 was $35.6 million or $0.40 per share, as compared to a net loss of $17.4 million or $0.23 per share for the first quarter of 2023. Adjusted operating loss, a non-GAAP financial measure, for the first quarter of 2024 was $7.7 million, as compared to an adjusted operating loss of $8.7 million for the first quarter of 2023. Adjusted operating loss excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment -Kasamba divestiture, contingent earn-out adjustments, acquisition and divestiture costs, IT transformation costs, interest income, net, gain on divestiture and other expense (income), net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the first quarter of 2024 was $0.5 million as compared to a loss of $1.3 million for the first quarter of 2023. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment - Kasamba divestiture, IT transformation costs, gain on divestiture, contingent earn-out adjustments, provision for income taxes, acquisition and divestiture costs, interest income, net and other expense (income), net.

Cash and Cash Equivalents

The Company’s cash balance was $127.1 million at March 31, 2024, as compared to $210.8 million at December 31, 2023. On March 1, 2024 the Company repaid in full the outstanding $72.5 million in aggregate principal amount of the 2024 Notes.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment - Kasamba divestiture, gain on divestiture, contingent earn-out adjustments, provision for income taxes, IT transformation costs, acquisition and divestiture costs, interest (income) expense, and other (income) expense, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the full year 2024, we continue to expect total revenue to range from $300M - $315M or (24)% to (20)% year over year (excluding $7.2M of Kasamba revenue generated in Q1 2023). In addition, we expect B2B Core recurring revenue to represent 92% of total revenue. For the full year 2024, we expect adjusted EBITDA to range from $15M to $26M, or a margin of 5.0% to 8.3%.

For the second quarter of 2024, we expect total revenue to range from $76M - $80M or (22)% to (18)% year over year. We expect B2B Core recurring revenue to represent 92% of total revenue. For the second quarter of 2024, we expect adjusted EBITDA to range from $0M to $5M, or a margin of 0% to 6.3%.

For the tables below, year-over-year growth rates are on a like-for-like basis (excluding Kasamba contribution from 2023).

Second Quarter 2024

Guidance
Revenue (in millions)	$76 - $80
Revenue growth (year-over-year)	(22)% - (18)%
Adjusted EBITDA (in millions)	$0 - $5
Adjusted EBITDA margin (%)	0% - 6.3%

Full Year 2024

Guidance
Revenue (in millions)	$300 - $315
Revenue growth (year-over-year)	(24)% - (20)%
Adjusted EBITDA (in millions)	$15 - $26
Adjusted EBITDA margin (%)	5.0% - 8.3%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended
	March 31,
	2024	2023

	(In thousands)
Revenue:
Hosted services (1)	$71,495	$87,338
Professional services	13,654	20,323
Total revenue	$85,149	$107,661
(1)On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, as a result of which revenue is presented within a single consolidated segment. Hosted services includes $7.2 million of revenue for the three months ended March 31, 2023, relating to Kasamba.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended
	March 31,
	2024	2023

	(In thousands)
Cost of revenue	$343	$2,035
Sales and marketing	2,455	2,404
General and administrative	1,798	2,632
Product development	2,962	4,261
Total	$7,558	$11,332

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended
	March 31,
	2024	2023

	(In thousands)
Cost of revenue	$3,326	$4,561
Amortization of purchased intangibles	891	874
Total	$4,217	$5,435

Supplemental First Quarter 2024 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2024 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its first quarter of 2024 financial results during a teleconference today, May 8, 2024, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13745862.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13745862.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is the enterprise leader in digital customer conversations. The world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and AI-powered solutions to accelerate contact center transformation, supercharge agent productivity, and deliver more personalized customer experiences. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or loss before provision for income taxes, interest (income) expense, other (income) expense, depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment - Kasamba divestiture, IT transformation costs, gain on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs; (ii) adjusted EBITDA margin, or loss before provision for income taxes, interest (income) expense, other (income) expense, depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, IT transformation costs, working capital adjustment - Kasamba divestiture, gain on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs divided by revenue; (iii) adjusted operating loss, or operating loss excluding interest (income) expense, other (income) expense, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, IT transformation costs, working capital adjustment - Kasamba divestiture, gain on divestiture, acquisition and divestiture costs, and other litigation, consulting and other employee costs and (iv) free cash flow, or net cash provided by (used in) operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.
Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to
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financial guidance, changes to our capital structure, the effects of our cost-reduction efforts and the impact of our expected new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: strain on our personnel resources and infrastructure from supporting our customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate past or potential future acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

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LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,

	2024	2023
Revenue	$85,149	$107,661

Costs, expenses and other:
Cost of revenue	29,463	43,096
Sales and marketing	30,130	34,470
General and administrative	21,752	31,447
Product development	30,120	36,519
Impairment of goodwill	3,627	—
Impairment of intangible and other assets	2,221	—
Restructuring costs	3,309	11,515
Gain on divestiture	—	(17,591)
Amortization of purchased intangible assets	891	874
Total costs, expenses and other	121,513	140,330

Loss from operations	(36,364)	(32,669)

Other income (expense), net:
Interest income, net	1,332	1,801
Other (expense) income, net	(237)	14,662
Total other income, net	1,095	16,463

Loss before provision for income taxes	(35,269)	(16,206)

Provision for income taxes	362	1,214

Net loss	$(35,631)	$(17,420)

Net loss per share of common stock:
Basic	$(0.40)	$(0.23)
Diluted	$(0.40)	$(0.23)

Weighted-average shares used to compute net loss per share:
Basic	88,081,654	75,774,812
Diluted	88,081,654	75,774,812

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LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2024	2023
OPERATING ACTIVITIES:
Net loss	$(35,631)	$(17,420)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	7,558	11,332
Depreciation	8,225	7,362
Reduction of operating lease right-of-use assets	653	658
Amortization of purchased intangible assets and finance leases	4,217	5,435
Amortization of debt issuance costs	610	920
Impairment of goodwill	3,627	—
Impairment of intangible and other assets	2,221	—
Change in fair value of contingent consideration	—	(1,709)
Gain on repurchase of convertible notes	—	(6,100)
Allowance for credit losses	4,722	1,079
Gain on divestiture	—	(17,591)
Deferred income taxes	75	589
Equity loss in joint venture	—	618
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	5,422	(34,731)
Prepaid expenses and other current assets	5,854	(6,262)
Contract acquisition costs	(2,370)	530
Other assets	(75)	79
Accounts payable	1,966	(9,910)
Accrued expenses and other current liabilities	(16,976)	41,266
Deferred revenue	10,852	24,750
Operating lease liabilities	(738)	(944)
Other liabilities	887	(5,869)
Net cash provided by (used in) operating activities	1,099	(5,918)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(11,501)	(9,625)
Purchases of intangible assets	(1,209)	(1,355)
Proceeds from divestiture	—	13,819
Net cash (used in) provided by investing activities	(12,710)	2,839
FINANCING ACTIVITIES:
Principal payments for financing leases	(327)	(958)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	122	854
Payments on repurchase of convertible senior notes	(72,492)	(149,702)
Net cash used in financing activities	(72,697)	(149,806)
Effect of foreign exchange rate changes on cash and cash equivalents	400	2,849
Net decrease in cash, cash equivalents, and restricted cash	(83,908)	(150,036)
Cash, cash equivalents, and restricted cash - beginning of year	212,925	392,197
Plus: cash classified within current assets held for sale - beginning of year	—	10,011
Cash, cash equivalents, and restricted cash - end of period	$129,017	$252,172

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LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2024	2023
Reconciliation of Adjusted EBITDA (Loss):
GAAP net loss	$(35,631)	$(17,420)
Add/(less):
Other litigation, consulting and other employee costs (1)	3,769	11,122
Depreciation	8,225	7,362
Amortization of purchased intangibles and finance leases	4,217	5,435
Restructuring costs (2)	3,309	11,515
Impairment of goodwill	3,627	—
Impairment of intangible and other assets	2,221	—
Leadership transition costs	1,389	—
Working capital adjustment - Kasamba divestiture	1,776	—
Contingent earn-out adjustments	—	1,709
Acquisition and divestiture costs	42	2,203
Stock-based compensation expense	7,558	11,332
Provision for income taxes	362	1,214
IT transformation costs (3)	708	—
Interest income, net	(1,332)	(1,801)
Gain on divestiture	—	(17,591)
Other expense (income), net (4)	237	(16,371)
Adjusted EBITDA (loss)	$477	$(1,291)

Reconciliation of Adjusted Operating Loss
Loss before provision for income taxes	(35,269)	(16,206)
Add/(less):
Other litigation, consulting and other employee costs (1)	3,769	11,122
Amortization of purchased intangibles and finance leases	4,217	5,435
Restructuring costs (2)	3,309	11,515
Impairment of goodwill	3,627	—
Impairment of intangible and other assets	2,221	—
Leadership transition costs	1,389	—
Working capital adjustment - Kasamba divestiture	1,776	—
Contingent earn-out adjustments	—	1,709
Acquisition and divestiture costs	42	2,203
Stock-based compensation expense	7,558	11,332
IT transformation costs (3)	708	—
Interest income, net	(1,332)	(1,801)
Gain on divestiture	—	(17,591)
Other expense (income), net (4)	237	(16,371)
Adjusted operating loss	$(7,748)	$(8,653)
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LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited
——————————————
(1)Includes litigation costs of $3.0 million, consulting costs of $0.6 million and accrued expenses and fees of $0.1 million for the three months ended March 31, 2024. Includes litigation costs of $9.5 million, accrued expenses and fees of $1.4 million and consulting costs of $0.2 million for the three months ended March 31, 2023.
(2)Includes IT contract termination cost of $0.7 million and severance costs and other compensation related costs of $2.6 million for the three months ended March 31, 2024. Includes severance costs and other compensation related costs of $11.5 million for the three months ended March 31, 2023.
(3)Includes $0.7 million IT infrastructure realignment costs related to consolidating and migrating data centers to the cloud.
(4)Includes $10.0 million of other income related to the litigation settlement and $6.1 million of gain related to convertible senior notes repurchases for the three months ended March 31, 2023. The remaining amount of other expense (income), net fluctuation is attributable to currency rate fluctuations for the three months ended March 31, 2023.

	Three Months Ended
	March 31,
	2024	2023
Calculation of Free Cash Flow:
Net cash provided by (used in) operating activities	$1,099	$(5,918)
Purchases of property and equipment, including capitalized software	(11,501)	(9,625)
Total free cash flow	$(10,402)	$(15,543)
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LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$127,057	$210,782
Restricted cash	1,960	2,143
Accounts receivable, net of allowance for credit losses	71,365	81,802
Prepaid expenses and other current assets	20,954	26,981
Total current assets	221,336	321,708
Operating lease right-of-use assets	3,431	4,135
Property and equipment, net	117,893	119,325
Contract acquisition costs, net	39,326	37,354
Intangible assets, net	56,009	61,625
Goodwill	280,956	285,631
Deferred tax assets	4,473	4,527
Other assets	1,264	1,208
Total assets	$724,688	$835,513

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,528	$13,555
Accrued expenses and other current liabilities	75,506	97,024
Deferred revenue	92,414	81,858
Convertible senior notes	—	72,393
Operating lease liabilities	2,632	2,719
Total current liabilities	185,080	267,549
Convertible senior notes, net of current portion	512,076	511,565
Operating lease liabilities, net of current portion	1,466	2,173
Deferred tax liabilities	3,002	2,930
Other liabilities	3,881	3,158
Total liabilities	705,505	787,375
Total stockholders’ equity	19,183	48,138
Total liabilities and stockholders’ equity	$724,688	$835,513

Investor Relations contact
ir-lp@liveperson.com

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